CONSULTING AGREEMENT

This Consulting Agreement ("Agreement") is made and entered into on February 4, 2011 ("Agreement Date"), by and among IPX Capital, LLC a New York limited liability corporation with offices at % Penn Plaza, Suite 2335, New York, New York 10001 ("IPIX") and Iron Eagle Group, Inc. a Delaware corporation, ("IEG" or the "Company"), (together, the "Parties"). This Agreement sets forth certain understandings and binding agreements between the Parties.

RECITALS

WHEREAS, the Company is in need of assistance in facilitating short term and long-term capital needs, financial analysis and modeling, assisting the Company's management team with corporate presentations to investment banks, potential investors, and other third partied, and business development.

WHEREAS, IPX has agreed to perform consulting work for the Company in providing assistance in facilitating short term and long-term capital needs, financial analysis and modeling, assisting the Company's management team with corporate presentations to investment banks, potential investors, and other third parties, business development, and other related activities as directed by the Company ("Consulting Services");

NOW, THEREFORE, the parties hereby agree as follows:

1. Services. IPX shall provide to the Company Consulting as reasonable requested.

2. Consideration.

    A. Stock Compensation. In consideration for the Consulting Services to be performed by IPX under the Agreement, the Company shall grant to IPX, or an affiliate of affiliates of IPX designated by IPX. Two Hundred and Fifty Thousand (250,000) shares of common stock of the Company (the "Shares"), to vest as follows: (i) One Hundred Twenty Five Thousand (125,000) of the Shares to vest upon the execution of this Agreement by IPX and the Company, and (ii) the remaining One Hundred Twenty Five Thousand (125,000) of the Shares to vest upon the closing of a transaction as described herein. The Shares shall be subjected to customary lock-up provisions for a period of six months from the date of this Agreement.

     B. Success Fee. In consideration for the Consulting Services to be performed by IPX under this Agreement, upon the Company raising the necessary capital to fund the first acquisition of acquisitions (the "Transaction"), the Company will pay IPX a cash fee equal to: (i) One Hundred Thousand ($100,000.00) Dollars for a Transaction of up to Forty Million Dollars ($40,000,000). Plus (ii) One Percent (1%) of any capital raised in excess of Forty Million Dollars ($40,000,000), (collectively the "Success Fee").

      C. Out-of-Pocket Expenses. The Company will pay IPX for all reasonable and approved out-of-pocket expenses which are incurred in connection with the performances of the duties hereunder. IPX shall

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submit written documentation and receipts itemizing the expenses. IPX will submit a statement of anticipated expenses related to the ttask for "Pre-Approval" prior to undertaking the initiative on behalf of the Company. The "Approval" for the expenses from the Company shall be in writing (posted leter, fax transmission or email correspondence) delivered to IPX.

       D. Success Fee Tail. If the Company shall within one year immediately following the termination of this Agreement consummate a Transaction with any parties which IPX advises the Company regarding a Transaction, the Company shall pay to IPX a Success Fee with respect to such Transaction calculated in accordance with this Agreement.

       E. Further Capital Raises. Upon the successful completion of a Transaction pursuant to Paragraph 2(B) of this Agreement, if the Company wishes to retain IPX for a future transaction, the fees of such retention and/or successful completion of a future capital raise or future transaction shall be mutually agreed upon in writing by the Company and IPX.

3. Independent Contractor. Nothing herein shall be construed to create an employer-employee relationship between the Company and IPX. IPX is an independent service provider and not an employee of the Company or any of its subsidiaries or affiliates. The consideration set forth in
Section 2 shall be the sole consideration due to IPX for the services rendered hereunder. It is understood that the Company will not withhold any amounts for payment of taxes from the compensation of IPX hereunder. IPX will not represent to be or hold itself out as an employee of the Company.

4. Confidentiality.

      A. In the course of performing Consulting Services, the parties recognize that IPX may come in contact with or become familiar with information which the Company or its subsidiaries or affiliates may consider confidential. This information may include, but is not limited to, information pertaining to the Company systems, which information may be of value to a competitor. IPX agrees to keep all such information confidential and not to discuss or divulge it to anyone other than appropriate Company personnel or their designees.

       B. IPX and the Company agree not to use the other party's name in marketing materials without prior written approval.

5. Non-Circumvention.

The parties agree not to contact or initiate contact at any time for any purpose, both directly and indirectly with any entity or any officers, directors of the entity, whose identity was revealed and to whom any party introduced to the other party, unless such approval is specifically granted by the introducing party on a case-by-case basis. The terms of this Agreement will apply to entities with which the either party has an existing business relationship prior to receiving any introduction from the introducing party. The introducing party will provide the other party a general overview of the entity being introduced, sufficient to allow the other party to perform an internal conflict check, following which the other party will confirm whether or not it wishes to receive additional information and thereby agree to be bound by the non-circumvention terms of the Agreement with respect to the particular entity.

6. Indemnification. Since IPX will be acting on behalf of the Company in connection with this agreement, the Company agrees to indemnify IPX in accordance with the indemnity agreement attached hereto as Exhibit A (the "Indemnity Agreement")

7. Term. This service agreement shall commence at the date of execution of this agreement and shall be six months. Either party may terminate this Agreement upon thirty (30) days prior written notice.

8. Renewal. This Agreement shall automatically renew on a monthly basis after the initial term unless canceled by either party in writing.

9. Brokers. The Company represents and warrants to IPX that there are no brokers, representatives or other persons, other than Aegis Capital, which have an interest in compensation due to IPX from any transaction contemplated herein.

10. Notice. Any notice or communication permitted or required by this Agreement shall be deemed effective when personally delivered or deposited, postage prepaid, in the first class mail of the United States properly addressed to the appropriate party at the address set forth below:
            i.       Notices to IPX:
                     5 Penn Plaza, Suite 2335
                     New York, NY 10023

            ii.      Notice to the Company:
                     61 West 62nd Street, Suite 23F
                     New York, NY 10023

11. Miscellaneous.

      A. Entire Agreement and Amendments. This Agreement constitutes the entire agreement of the parties with regard to the subject matter hereof, and replaces and supersedes all other agreements or understandings, whether written or oral. No amendment or extension of the Agreement shall be binding unless in writing and signed by both parties.

      B. Binding Effect, Assignment. This Agreement shall be binding upon and shall inure to the benefit of IPX and the Company and to the Company's successors and assigns. Nothing in this Agreement shall be construed to permit the assignment by IPX or the Company of any of its rights or obligations hereunder, and any such assignment is expressly prohibited without the prior written consent of the other party.

      C. Other Advisory Services. The Company acknowledges that IPX is in the business of providing various advisory services (of all types contemplated by this agreement) to others. Nothing herein contained shall be construed to limit or restrict IPX in conducting such business with respect to others or in rendering such advice to others.

      D. Governing Law, Severability. This Agreement shall be governed by the laws of the State of New York. The invalidity or unenforceability of any provision of the Agreement shall not affect the validity or enforceability of any other provision.


[SIGNATURE PAGE TO FOLLOW]

WHEREFORE, the parties have executed this Agreement as of the date first written above.

Iron Eagle Group, Inc.            IPX Capital


By:/s/Jason Shapiro               By: /s/Seth Burroughs
Name: Jason Shapiro               Name: Seth Burroughs
Position: Director                Title: Managing Director

EXHIBIT A

                    INDEMNIFICATION PROVISIONS

Iron Eagle Group, Inc. and its affiliates and subsidiaries (collectively, the Company"), agrees to indemnify and hold harmless IPX Capital and its affiliates and their respective officers, directors, employees, agents and controlling persons, (collectively, "IPX") to the full extent lawful, against any and all losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses and disbursements ( and any and all actions, suits, proceedings and investigations in respect thereof and any and all legal and other costs, expenses and disbursements in giving testimony or furnishing documents in response to a subpoena or otherwise) (each a "Liability"), including, without limitation, the costs, expenses, and disbursements, as and when incurred, of investigating, preparing or defending any such action, suit, proceeding or investigation (whether or not in connection with litigation in which IPX is a party), directly or indirectly, relating to based upon, arising out of, or in connection with, any transaction, financing, proposal or any other matter contemplated by the engagement of IPX pursuant to that certain Agreement, dated February 04, 2011 between the Company and IPX to which these indemnification provisions are attached and form a part (the "Agreement"), except to the extent that any such Liability is found in a final judgment by a court of competent jurisdiction (not subject to further appeal) to have resulted primarily and directly from IPX' gross negligence of willful misconduct, and provided that Liabilities resulting form actions brought by the Company against IPX shall be covered by the final sentence of this paragraph. The Company also agrees that IPX shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement of IPX, except to the extent that any such liability is found in a final judgment by a court of competent jurisdiction (not subjected to any further appeal) to have resulted primarily and directly from IPX's gross negligence or willful misconduct.

The indemnification provisions shall (subject to the limitation set forth above) be in addition to any liability which the Company may otherwise have to IPX or the persons identified below in this sentence and shall extend to the following: IPX, its affiliated entities, partners, employees and controlling persons (within the meaning of the federal securities laws), and the officers, directors, employees and controlling persons of any of them. All references to IPX in these indemnification provisions shall be understood to include any and all of the foregoing.

If any action, suit, proceeding or investigation is commenced, as to which IPX proposes to demand indemnification, it shall notify the Company in writing with reasonable promptness (but any failure by IPX to notify the Company shall not relieve the Company from its obligations hereunder unless such failure shall materially and adversely affect the Company); and the Company shall promptly assume the defense of such action, suit or proceeding, including the employment of counsel (reasonably satisfactory to IPX) and payment of fees and expenses. IPX shall have the right to retain its own counsel of its own choice to represent it and such counsel shall, to the extent consistent with its professional responsibilities, cooperate with the Company and any counsel designated by the Company, but the fees and expenses of such counsel employed by IPX shall be at the expense of IPX unless (i) the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action,
(ii) the Company shall not have promptly employed counsel reasonably satisfactory to IPX, or (iii) IPX's outside legal counsel shall have reasonably concluded and so advises IPX in writing that there may be one or more legal defenses available to it which have substantial merit and which are different from or additional to those available to the Company and the Company does not assert such position(s), in any of which events such fees and expenses shall be borne by the Company to the extent incurred in connection with such defenses and the Company shall not have the right to direct the defense of such action on behalf of IPX. The Company shall be liable for any settlement of any claim against IPX made with the Company's written consent, which shall not be unreasonably withheld. The Company shall not, without the prior written consent of IPX, which consent shall not be unreasonably withheld, settle or compromise any claim, or permit a default or consent to the entry of any judgment in respect thereof, unless such settlement, compromise or consent includes, as unconditional term thereof, the giving by the claimant to IPX of an unconditional release from all liability in respect of such claim.

In order to provide for just and equitable contribution, if claim for indemnification pursuant to these indemnification provisions is made but it is found in final judgment by a court of competent jurisdiction (not subject to further appeal) that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and IPX, on the other hand, shall contribute to the losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses, and disbursements to which the indemnified persons may be subject in accordance with the relative benefits received by the Company, on the one hand, and IPX, on the other hand, and also relative fault of the Company, on one hand, and IPX, on the other hand, in connection with the statements, acts or omissions which resulted in such losses, claims, damages, obligations, penalties, judgments, awards, liabilities, costs, expenses or disbursements and the relevant equitable considerations shall also be considered. No person found liable for fraudulent misrepresentation shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation.

Neither termination nor completion of engagement of IPX referred to above shall affect these indemnification provisions which shall then remain operative and in full force and effect.

IPX CAPITAL

By: /s/Seth Burroughs
    -----------------------
Name: Seth Burroughs
Title: Managing Director

AGREED AND ACCEPTED

IRON EAGLE GROUP, INC.

By: /s/Jason Shapiro
    -----------------------
Name: Jason Shapiro
Title: Director